CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-140895 on Form N-1A of our report dated September 23, 2015, relating to the financial statements and financial highlights of First Trust Large Cap Core AlphaDEX(R) Fund, First Trust Mid Cap Core AlphaDEX(R) Fund, First Trust Small Cap Core AlphaDEX(R) Fund, First Trust Large Cap Value AlphaDEX(R) Fund, First Trust Large Cap Growth AlphaDEX(R) Fund, First Trust Multi Cap Value AlphaDEX(R) Fund, First Trust Multi Cap Growth AlphaDEX(R) Fund, First Trust Mid Cap Value AlphaDEX(R) Fund, First Trust Mid Cap Growth AlphaDEX(R) Fund, First Trust Small Cap Value AlphaDEX(R) Fund, First Trust Small Cap Growth AlphaDEX(R) Fund, and First Trust Mega Cap AlphaDEX(R) Fund, appearing in the Annual Report on Form N-CSR for First Trust Exchange-Traded AlphaDEX(R) Fund as of and for the year ended July 31, 2015, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Information for Investors in the United Kingdom", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 7, 2016